STATE OF LOUISIANA

PARISH OF ST. TAMMANY

LEASE

TO BECOME EFFECTIVE

THE FIRST DAY OF FEBRUARY, 2019

BY AND BETWEEN

Thermo Covington, LLC
a Colorado limited liability company

(hereinafter called “Landlord”),
whose mailing address for all notices under this Lease is:

Thermo Covington, LLC
1735 19th Street, Suite 200
Denver, CO 80202

and

GLOBALSTAR, INC.,
a Delaware corporation

(hereinafter called “Tenant”)
whose mailing address for all notices under this Lease is:

1351 Holiday Square Blvd.
Covington, LA 70433

WITNESSETH:

ARTICLE I

BASIC LEASE PROVISIONS; DEFINITIONS;
ENUMERATION OF EXHIBITS

SECTION 1.01. Basic Lease Provisions and Certain Definitions.

(a)    DATE: February 1, 2019

(b)    LANDLORD: Thermo Covington, LLC, a Colorado limited liability company

(c)    ADDRESS OF LANDLORD: 1735 19th Street, Suite 200, Denver, CO 80202

(d)    TENANT: Globalstar, Inc., a Delaware corporation

(e)    CURRENT ADDRESS OF TENANT AND OF LEASED PREMISES: 1351 Holiday Square Blvd, Covington, LA 70433

(f)    PERMITTED USE (section 2.01): Tenant’s Headquarters offices, including executive office, sales, engineering, storage and other related and legally permissible purposes.

(g)    TENANT’S TRADE NAME (section 2.01): Globalstar

(h)    GLOBALSTAR HEADQUARTERS (sections 2.01, 2.02): The three-storied Globalstar Headquarters building (also herein, “Globalstar HQ” or “Building”) with an interior area of approximately 66,000 gross square feet, situated at 1351 Holiday Square Blvd., being Lot 10 of Versailles Business Park subdivision in the City of Covington, Parish of St. Tammany, State of Louisiana. The footprint of the Globalstar HQ is outlined in green on the attached “Exhibit A”.

(i)    LEASED PREMISES (section 2.01): The entire lot on which the Globalstar HQ is situated, as outlined in red on Exhibit A. As used in this Lease, the term “Leased Premises” includes the said lot, the Building, all improvements thereon as of the Commencement Date and also certain chattel property belonging to Landlord as listed in the attached “Exhibit B”.

(j)    LEASED FURNITURE: Landlord’s personal, i.e. chattel, property which is listed on Exhibit B and is included in the comprehensive term “Leased Premises.” This property may be referred to in the Lease as “Leased Furniture” regardless of whether certain items so listed would, according to customary usage, be considered to be “furniture.” “Leased Furniture” does not include furniture, fixtures, and movable items purchased by Tenant and not listed on Exhibit B.

(k)    LEASE TERM AND COMMENCEMENT DATE (section 2.05): The initial “Lease Term” shall be a period of ten (10) years commencing February 1, 2019 and terminating at midnight on January 31, 2029 (each such consecutive twelve month period hereinafter a “Lease Year”)Thereafter, the Lease Term shall renew without notice for up to two (2) consecutive renewal terms of five (5) Lease Years at Basic Rent determined in accordance with section 3.01(a) unless written notice of non-renewal is given by Landlord or Tenant to the other not less than six (6) months before the expiration date of the then-current term. Tenant shall commence to pay rent on and be entitled to possession on February 1, 2019 (“Commencement Date”).

(l)    BASIC RENT (section 3.01. (a): Tenant shall pay Landlord as Basic Rent for the entire Leased Premises, the sum of[One Million, Four Hundred Thirty-two Thousand and No/100 Dollars ($1,432,000.00) per year, with each Lease Year sum being adjusted annually beginning on February 1, 2020 in accordance with section 3.01(a). Annual Basic Rent shall be paid in in advance on or before the first day of each month in twelve equal monthly installments of (for example and with respect to the first Lease Year) by Federal Reserve wire transfer to an account designated from time to time by Landlord.

(m)    OPERATING COSTS (Articles V, VI): Are a tenant obligation.

(n)    REAL ESTATE AND PERSONAL PROPERTY TAXES (Article X): Are a Tenant obligation

    (o)    INSURANCE EXPENSES (Article VIII): Are a Tenant obligation:

(p)    ADDRESS FOR ADDITIONAL RENT PAYMENTS: 1735 19th Street, Suite 200, Denver, CO 80202, or as elsewhere specified by Landlord from time to time.

SECTION 1.02. Significance of Basic Lease Provisions.
Each reference in this document, including without limitation its exhibits, to any of the Basic Lease Provisions listed in this section 1.01 shall be deemed and construed to incorporate all of the terms and conditions of the section in which such reference appears. The Basic Lease Provisions shall be construed in connection with and limited by all such references.

SECTION 1.03. Enumeration of Exhibits.
The exhibits enumerated in this section and attached to this Lease are incorporated in this Lease by this reference and are to be construed as part of this Lease.
Exhibit A Leased Premises and Building footprints
Exhibit B List of Leased Furniture
Exhibit C Acceptance of Leased Premises

ARTICLE II

DEMISE OF LEASED PREMISES; HAZARDOUS SUBSTANCES

SECTION 2.01. Description and General Obligations.
Landlord owns the land shown on Exhibit A, together with the existing building (hereinafter the “Building” or the “Globalstar Headquarters” a/k/a “Globalstar HQ”) and other improvements thereon, and together with certain Leased Furniture hereinabove defined, all of which collectively constitute the “Leased Premises.” In consideration of the rents, covenants and agreements reserved and contained in this Lease, Landlord hereby leases and demises the Leased Premises to Tenant, and Tenant hereby rents and accepts the Leased Premises for the purpose of locating Tenant’s business headquarters thereto and conducting Tenant’s business operations thereon (“Tenant’s Permitted Use”) in accordance with and subject to: the terms and conditions contained in this Lease; all encumbrances, easements, restrictions of record currently affecting the Leased Premises; and such laws, zoning ordinances, and other governmental regulations of any nature that may from time to time apply to or affect the Leased Premises. The location of the Leased Premises is outlined in red on the Site Plan attached hereto as Exhibit A.
The Leased Premises shall include only the appurtenances specifically granted in this Lease. Landlord specifically excepts and reserves for itself, the air space more than ten (10) feet above the roof of the Building, and the subterranean space more than ten (10) feet below existing utilities serving, the Building.
SECTION 2.02. Use of Open Space.
The use and occupation by the Tenant of the Leased Premises shall include rights running with the term of this Lease to use the unreserved space described in section 2.01 as “Open Space” and otherwise as provided herein in connection with operation of the Globalstar HQ. Tenant may establish, and may modify from time to time, rules and regulations for use by Tenant’s employees and invitees of the Leased Premises, including the Open Space. Subject to Landlord’s prior written approval, which shall not be unreasonably withheld or delayed, Tenant may from time to time, at Tenant’s expense, relocate the automobile parking areas within the Open Space and construct other buildings or improvements meeting prevailing usage and construction requirements in the

Open Space, including without limitation constructing double-deck or elevated parking facilities satisfactory for Tenant’s needs.
SECTION 2.03. Occupancy/Possession.
(a)    Landlord and Tenant hereby agree that Tenant’s taking possession of the Leased Premises shall be deemed conclusive evidence of Tenant’s acceptance of the Leased Premises in satisfactory condition and in full compliance with all covenants and obligations of Landlord in connection therewith. Except as expressly set forth and signed for by the parties on Exhibit C, Tenant agrees that it has accepted possession of the Leased Premises in an “as is” condition and that no representations or inducements respecting the condition of the Leased Premises have been made to Tenant by Landlord or its authorized representatives. Similarly, Tenant hereby acknowledges that no promises to decorate, alter, repair, or improve the Leased Premises have been made by Landlord or its authorized representatives.
(b)    Tenant shall have the right to, and may from time to time make at Tenant’s sole expense, improvements and other changes to the interior or exterior of the Building, and to install such stock, trade fixtures and equipment and perform such other work as shall be necessary or appropriate in order to adapt the Leased Premises to Tenant’s permitted uses under this Lease. Before commencing any such work which is material to the Leased Premises, Tenant shall give reasonable prior written notice to Landlord specifying the nature, scope, anticipated constructed methods, and approximate cost of the proposed work. Upon giving notice, Tenant shall also submit reasonably detailed plans and/or specifications for the proposed work. The prior notice period shall be sufficient, depending on the above-mentioned characteristics of the proposed work, to allow Landlord and such experts and consultants as Landlord may engage to assist it, to evaluate the proposed work and to require any changes to the work that Landlord deems necessary, in Landlord’s discretion reasonably exercised, to avert resulting diminution in value of the Leased Premises. Tenant shall promptly pay all reasonable costs incurred directly and indirectly by Landlord to conduct such evaluations and to specify necessary changes in Tenant’s proposed work.
SECTION 2.04. Hazardous Substances.
At all times during Tenant’s occupancy:
(a)     Tenant shall neither generate, treat, store, or dispose of, nor permit others to do the same, any Hazardous Substances on or near the Leased Premises. In the event Tenant uses any substances that would constitute Hazardous Substances if used in excessive amounts, Tenant shall dispose of such substances in accordance with all applicable Federal, state and local laws, regulations and ordinances. For purposes of this Lease, “Hazardous Substance” means a material quantity (which may vary from substance to substance) of any solid, liquid, or gas that can harm people, other living organisms, or the environment. Without limitation, Hazardous Substances include all substances that, at the time of use or discovery, are regulated by the United States Occupational Safety and Health Administration, and any successor or similar governmental agencies having jurisdiction or authority over the Leased Premises.

(b)    Tenant agrees to notify Landlord promptly of any disposal of Hazardous Substances on or near the Leased Premises, of any discovery of Hazardous Substances on or near the Leased Premises, or of any notice by a governmental authority or private party alleging or suggesting that a disposal of Hazardous Substances on or near the Leased Premises may have occurred. Furthermore, Tenant agrees to provide Landlord with full and complete access to any documents or information in Tenant’s possession or control relevant to the question of the generation, treatment, storage, or disposal of Hazardous Substances on or near the Leased Premises.
(c)    Tenant hereby releases, to the fullest extent permissible by law, and agrees to indemnify, defend and hold harmless, Landlord and Landlord’s employees, agents, and their successors and assigns, from and against any and all damage, claim, liability, or loss, including reasonable attorneys’ and other fees, arising out of or in any way connected to the generation, treatment, storage or disposal of Hazardous Substances existing on or near the Leased Premises at any time, and for any reason. Such duty of indemnification shall include, but not be limited to damage, liability, or loss pursuant to all Federal, state and local environmental laws, rules and ordinances, strict liability and common law. Nothing in this section 2.04(c) shall be deemed to impair or diminish any other release of, or rights of indemnification extended to Landlord and Landlord’s employees, agents, and their successors and assigns conferred elsewhere under this Lease.

ARTICLE III

RENT

SECTION 3.01. Basic Rent.
(a)    During the entire Lease Term (including all renewals occurring in accordance with section 1.01(n)), Tenant covenants and agrees to pay to Landlord, in lawful money of the United States, without any prior demand and without any deduction or setoff whatsoever, the Basic Rent as provided in section 1.01(o); provided, however, that Basic Rent will be increased annually on the anniversary of the Commencement Date at the rate of 2.5%, compounded.
(b) Tenant shall pay Basic Rent monthly in advance in collected funds by Federal Reserve wire transfer to an account designated from time to time by Landlord on or before on the first day of each calendar month during the Lease Term hereof, except that the first monthly installment shall be paid on or before the Commencement Date. Basic Rent for any partial calendar month during the Lease Term shall be prorated on a per diem basis.
SECTION 3.02. Late Charge.
Tenant acknowledges that late payment by Tenant to Landlord of Rent and other sums becoming due hereunder may cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust then covering the Premises. Accordingly, if any installment of Basic Rent due from Tenant shall not be received by Landlord or Landlord's designee within five days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to One Thousand and No/100 Dollars ($1,000.00) per day for each day that any overdue amount remains outstanding. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord may incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord, together with the overdue amount shall not constitute a waiver of Tenant's default with respect to such overdue amount. Any overdue Additional Rent and other payments due from Tenant under this Lease and not paid when due shall bear interest at the rate provided in section 11.03 below.
SECTION 3.03. Additional Rent.
In addition to payment to Landlord of Basic Rent as provided in sections 3.01 and 3.02, commencing on the Commencement Date, and thereafter not later than on the due date thereof throughout the entire Lease Term, Tenant shall bear or pay to all third parties (including without limitation governmental entities), as “Additional Rent,” all expenses relating the Leased Premises incurred by Landlord, by Tenant, and by subtenants. It is the intention of the Landlord and Tenant that this Lease be a one hundred percent (100%) “carefree” lease such that Landlord shall not be responsible for any costs of owning, maintaining and operating the Leased Premises whatsoever (excepting only Landlord’s corporate franchise taxes and income taxes incurred by Landlord from receipt of Basic Rent), and if any such costs are incurred by Landlord, Tenant shall be obligated to pay to, or reimburse, Landlord for all of such costs as Additional Rent Without limitation, the components of Additional Rent, whether paid by Landlord and reimbursed by Tenant or paid directly by Tenant, include but are not limited the general subjects addressed in subsections (m), (n), and (o) of section 1.01, above.

SECTION 3.04. Definition of “Rent”; Manner of Payment.
(a)    As used in this Lease, the term “Rent” when used alone shall mean Basic Rent, Additional Rent, and any and all other sums, however designated, required to be paid, reimbursed, or absorbed by Tenant under this Lease, whether to Landlord or third parties. Basic Rent shall be paid to Landlord as and when such amounts are due, without necessity of Landlord providing Tenant with statements or invoices. Basic Rent shall be paid in the manner provided in section 3.01(b) above. Additional Rent for applicable expenses incurred by Landlord in discharging Tenant’s responsibilities under this Lease shall be due and payable to Landlord not later than five (5) days before the date payment becomes due from Landlord to the applicable third party, and under no circumstances later than three (3) days after demand for payment by Landlord. Any late fees, service charges and interest imposed by the payees of Additional Rent whenever any Tenant obligation under this Lease is paid by Landlord on Tenant’s behalf shall be added to Additional Rent and reimbursed paid by Federal Wire transfer in the manner set forth in section 3.01(b) above, or by corporate check if the latter is acceptable to Landlord.

(b)    Material Events of non-payment by Tenant of Additional Rent to third parties shall be a default under this Lease, and Landlord shall have all the rights and remedies with respect thereto as Landlord has for non-payment of Basic Rent. The obligations of Tenant under this Article III shall survive the expiration or other termination of this Lease.
(c)    All Rent required to be paid to Landlord shall be delivered at the address of Landlord as specified in sections 1.01(c) and 1.01(l) or such other place as Landlord may from time to time designate in writing. It shall be Tenant’s responsibility to ensure that all Rent payments are delivered to the designated address by not later than the specified deadline and Landlord shall not be responsible for any delays in delivery of payments by mail or otherwise.
(d)    Notice is hereby given to Tenant that the acceptance of partial rent by Landlord shall not constitute a waiver by Landlord of any rights, including without limitation the right of Landlord to recover possession of the Premises in the manner provided under the laws of the State of Louisiana.

ARTICLE IV

ALTERATIONS, ADDITIONS, AND TENANT IMPROVEMENTS

SECTION 4.01. Tenant Responsibilities.
(a)    Subject to all limitations in Article II and this Article IV, Tenant shall have the right to, and may from time to time at Tenant’s sole expense, make improvements and other changes to the interior and exterior of the Building located on the Leased Premises and install such stock building fixtures and equipment and perform such other work as shall be necessary or appropriate in order to adapt the Leased Premises to Tenant’s permitted uses under this Lease. To the extent that any such work is a material alteration, before commencing any such work Tenant shall give reasonable prior written notice to Landlord specifying the nature, scope, anticipated constructed methods, and approximate cost of the proposed work. If requested by Landlord, Tenant shall also submit to Landlord for review plans and/or specifications for the work prepared to such detail as Tenant shall reasonably request. The prior notice period shall be sufficient, depending on the above-mentioned characteristics of the proposed work, to afford Landlord and such experts and consultants as Landlord may engage to assist it sufficient time to evaluate the proposed work, and to require any changes to the work that Landlord deems necessary, in Landlord’s discretion reasonably exercised, to avert resulting diminution in value of the Leased Premises. Tenant shall promptly pay, as additional Rent, all reasonable costs incurred directly and indirectly by Landlord to conduct such evaluations and to specify necessary changes in Tenant’s proposed work.
(b)    Notwithstanding the extension of consent in this section 4.01(a), above, all work with respect to any alteration of the Building, whether or not requiring Landlord’s prior consent, shall be done in accordance with plans and specifications prepared by Tenant at Tenant’s expense and submitted to Landlord in a timely manner before commencement of the work for Landlord’s comment and approval. Landlord’s approval of Tenant’s plans and specifications shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency or compliance with governmental laws, rules or regulations. All such work shall be executed by competent, licensed contractors in a good and workmanlike manner, shall be under the supervision of a competent architect or competent licensed structural engineer, and shall be made in accordance with all applicable laws, ordinances, codes, and regulations related thereto. Tenant releases Landlord from, and agrees to hold Landlord harmless from any liability arising out of any work performed to alter or modify the Leased Premises pursuant to this section 4.01(b).
(c)    Tenant shall give Landlord reasonable notice of all material tenant improvements to be constructed and installed by Tenant in or upon the Leased Premises. All such material work shall be constructed and installed by Tenant at Tenant’s sole cost and expense only after receiving Landlord’s consent, which consent shall not be unreasonably withheld. Tenant shall be solely responsible for any and all planning, demolition, and construction of all such work. Landlord shall decline to approve any modifications or improvements that would change or affect in any manner the structural elements or structural integrity of the Building. Tenant shall be responsible for, and shall release, indemnity, and hold Landlord harmless for any liability or expense arising out of damage to the Building.
(d)    All alterations and modifications of the Leased Premises (including Leased Furniture, but except moveable equipment and trade fixtures owned by Tenant), whether or not the same are affixed to the building structure, shall at once become a part of the Leased Premises and belong to Landlord. Tenant shall retain title to all moveable equipment and to trade fixtures placed in or upon the Leased Premises by Tenant. All affixed heating, lighting, electrical, and air conditioning equipment, affixed floor to ceiling partitioning, carpeting, and floor installations made by Tenant, together with all other property that becomes a part of or is affixed to the Premises, shall become part of the Leased Premises and shall not be deemed trade fixtures. Tenant may, at Tenant’s election, elect to remove any of Tenant’s non-affixed equipment and trade fixtures, whether installed before or after the Commencement Date, and upon Landlord’s request shall do so at the expiration or earlier termination of this Lease.
(e)    Nothing in this Article IV shall be construed to limit Tenant in reconfiguring non-structural, movable interior partitions, doors, and lighting fixtures, or in redecorating the interior of the existing Building without first notifying Landlord and obtaining Landlord’s prior written consent. All such work shall be performed at Tenant’s sole cost and expense, without damage to structural elements of the Building. In connection with such work, Tenant shall release and indemnify Landlord to the same extent as provided in section 4.01(c), above.

ARTICLE V

UTILITIES

SECTION 5.01. Tenant Responsibilities.

Tenant shall make application for, obtain, pay for in a timely manner, and be solely responsible for all utilities required, used or consumed in the Leased Premises, including, but not limited to, gas, water (including water for domestic uses and for fire protection), telephone, electricity, sewer service, garbage collection services, HVAC maintenance services, or any similar service (herein sometimes collectively referred to as the “Utility Services”). In the event that any charge for any utility supplied to the Leased Premises is not paid by Tenant to the utility supplier when due, then Landlord may, but shall not be required to, pay such charge for and on behalf of Tenant, and any such amount paid by Landlord on Tenant’s behalf shall be reimbursed promptly to Landlord as Additional Rent, upon demand. Landlord and Tenant hereby agree that Landlord shall not be liable for any interruptions or curtailment in utility services due to any causes whatsoever, including without limitation Landlord’s alteration, repair or improvement of the Leased Premises.
SECTION 5.02. Utility Deregulation.
Landlord and Tenant acknowledge that presently CLECO is mutually satisfactory electric service provider furnishing electricity service for the Leased Premises. Notwithstanding the foregoing, if permitted by Law, Tenant shall have the right at any time and from time to time during the Lease Term to contract for service from a different company or companies providing electricity service. Landlord shall cooperate with Tenant should Tenant desire to change any then-current electric services provider. Tenant shall be solely responsible for any costs and expenses of all such service changes. Tenant releases and shall indemnify and hold Landlord harmless from any liability, costs, or expenses arising out of such changes of electric service provider.

ARTICLE VI

INSTALLATION, MAINTENANCE, OPERATION AND REPAIR

SECTION 6.01. Tenant’s Required Maintenance and Repair.
Tenant shall, at Tenant’s sole expense, at all times keep the Leased Premises, including without limitation the foundations, structural elements, and roof of the Building, its exterior entrances and doors, interior entrances and doors, door brakes, walls, floors, windows, glass, plate glass and signage, all partitions, door fixtures, equipment and appurtenances thereof, lighting, heating and plumbing fixtures, sewerage facilities, fixtures, and drains in good order, condition, and repair, clean, sanitary, and safe, maintaining and replacing any and all of the foregoing and all other parts, components, and devices in or about the Building whenever necessary to maintain the Building as a first class corporate office building. Tenant shall decorate and refinish the interior and exterior of the Building when necessary to maintain at all times a well maintained and presentable appearance. Tenant shall at all times maintain and repair the parking areas (covered and open), walkways, and lawn and all other exterior areas of the Leased Premises to the same high standards as the Building. In the event Tenant fails to perform any of its obligations as required in this section 6.01, Landlord may, but shall not be required to, perform and satisfy same, and Tenant shall promptly reimburse Landlord for the cost thereof, as Additional Rent, upon demand. All such work shall be performed in a good and workmanlike manner.
SECTION 6.02. Maintenance and Repair Required by Third Parties.
If at any time lawful public authorities, insurance underwriters, inspection rating bureaus, or insurance inspectors designated by Landlord or by Tenant should require or recommend additions, improvements, alterations, and repairs to or on the Leased Premises, including without limitation all modifications to any alarm or fire sprinkler system located within the Leased Premises, Tenant shall at Tenant’s sole expense, make such additions, improvements, alterations, and repairs to the reasonable satisfaction of the requiring or recommending agency. All such work shall be performed in a good and workmanlike manner.
SECTION 6.03. Signs, Awnings, and Canopies.
Tenant may from time to time at Tenant’s sole expense place, alter, and remove exterior signage on the Leased Premises and the Building, provided that the same shall at all times comply with local ordinances and regulations. Tenant shall maintain such signage in good condition and repair at all times. At the termination of the Lease, Tenant shall at its sole expense remove its signage, interior and exterior. Upon the removal of its signage, Tenant shall also remove the transformer and wiring on the inside as well as outside of the fascia. All power to any exterior signage shall be terminated prior to removal.
SECTION 6.04. Liens.
(a)    Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligation incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of such lien, cause the same to be released of record, by bond or otherwise, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand as Additional Rent.
(b)    The preceding paragraph notwithstanding, Tenant shall have the right to contest, in good faith and by appropriate legal proceedings, the validity or amount of any mechanics’, laborers’ or materialmen’s lien or other claimed lien. In the event of such contest, Tenant shall give to Landlord security as may be reasonably required by Landlord to ensure payment thereof and to prevent any sale, foreclosure or forfeiture of the Leased Premises or any part thereof by reason of such non-payment. On final determination of such lien or such claim for lien, Tenant will immediately pay any judgement rendered, with all proper costs and charges, and shall have such lien released or judgement satisfied at Tenant’s expense, and upon such payment and release of satisfaction, Landlord will promptly return to Tenant such security as Landlord shall have received in connection with such contest. Landlord reserves the right to enter the Leased Premises to post and keep posted notices of non-responsibility for any such lien. Tenant will indemnify and hold harmless Landlord from and against all liabilities, losses, claims, damages, costs and expenses incurred by Landlord by reason of the filing of any lien and/or the removal of same.
SECTION 6.05. Surrender of Leased Premises.
At the termination of this Lease, Tenant shall surrender the Leased Premises in the same condition (subject to the removals as required in this Lease) as the Leased Premises were on the date the Tenant opened the Leased Premises for business to the public, reasonable wear and tear and loss due to insured casualty excepted, and shall surrender all keys for the Leased Premises to Landlord at the place then fixed for the payment of rent, and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Leased Premises. Tenant during the last thirty (30) days of such term shall remove all its trade fixtures, and, to the extent required by Landlord by written notice, any other installation, alterations or improvements before surrendering the Leased Premises as aforesaid and shall repair any damage to the Leased Premises caused thereby. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the Lease Term.

ARTICLE VII

OPERATIONS, RULES, AND REGULATIONS

SECTION 7.01. Tenant to Provide All Management and Services.
Tenant shall, at Tenant’s expense, provide all services and management necessary or desirable for conducting Tenant’s business on the Leased Premises. Under no circumstances shall Landlord be required to provide any such management or services of any nature whatsoever.
SECTION 7.02. Rules and Regulations.
(a)    Tenant shall prescribe and update from time to time plans and procedures to protect from fire, natural disasters, and criminal threats, including terrorism, the health and safety of Tenant’s personnel and any invitees and licensees on the Leased Premises. Landlord shall have the right, but not the duty, to view such plans and procedures upon request. Tenant shall provide adequate training for implementation of Tenant’s safety to all potential users of them.
(b)    Tenant may prescribe, and if so shall update from time to time reasonable regulations, and other plans and procedures for use and operation of the Leased Premises as Tenant shall deem necessary or desirable for conducting its business on the Leased Premises. Landlord shall observe such of these rules, regulations, plans, and procedures as Tenant makes known to Landlord.

ARTICLE VIII

INSURANCE, INDEMNIFICATION AND EXCULPATION

SECTION 8.01. Tenant’s Insurance.

(a)    Liability and Fire Insurance. Tenant, at Tenant’s expense, shall obtain and keep in force, with coverage effective March 1, 2019 and continuing during the initial Term (including all renewals) of this Lease:
(1) A policy of commercial general liability insurance against any and all claims for personal injury, death, property damage, or other liabilities related to the condition, use or occupancy of the Leased Premises or to Tenant’s operations on the Leased Premises, including an extended liability endorsement providing contractual liability and broad form property damage coverage. Such insurance shall also contain a cross-liability clause. Notwithstanding such cross-liability clause, Tenant’s obligations pursuant to the indemnity set forth in section 8.03 shall not be limited to the amount of any insurance required of, or otherwise carried by, Tenant. Such liability insurance shall be written with limits of not less than One Million and No/100 Dollars ($1,000,000.00) per occurrence and Two Million and No/100 Dollars ($2,000,000.00) annual aggregate.
(2) Tenant shall also obtain and keep in force, during the same period as commercial general liability insurance, excess liability insurance with limits of not less than Twenty Million and No/100 Dollars ($20,000,000.00).
(3) Tenant shall also obtain and keep in force, during the same period as the above policies, one or more policies of fire and extended coverage insurance insuring the Building and Tenant’s and Landlord’s other insurable property on the Leased Premises against perils of fire, lightning, windstorm, explosion, smoke damage, vehicle damage, and sprinkler leakage in an amount equal to one hundred percent (100%) of the full replacement cost thereof, and naming Tenant and Landlord as additional insureds as their respective interests may appear.

Certificates evidencing the above insurance shall be furnished to Landlord on or before the effective dates of the respective coverages. The policy or policies affecting such insurance shall be primary and shall name Landlord, and the beneficiary or mortgagee of any deed of trust or mortgage affecting the Leased Premises as additional insured, and shall insure any liability of Landlord, contingent or otherwise, with respect to any act or omission of Tenant, its agents, employees or invitees or otherwise; shall be issued by an insurance company admitted and licensed to transact business in the State of Louisiana having a rating of A or better in “Best’s Insurance Guide”; and shall provide that the insurance effected thereby shall not be canceled, except upon thirty (30) days’ prior written notice to Landlord. Said liability insurance shall be primary and not contributing to any insurance available to Landlord, and Landlord’s insurance shall be in excess thereto. If, during the Lease Term, in the considered opinion of Landlord’s lender or insurance advisor, the amount of insurance described in this section 8.03 is not adequate, Tenant agrees to increase said coverage to such reasonable amount as Landlord’s lender or insurance advisor shall deem adequate.
(b)    Personal Property Insurance and Workers’ Compensation. Tenant shall maintain a policy or policies of fire and property damage insurance in “special perils” form with a sprinkler leakage endorsement insuring the Landlord’s Furniture and Tenant’s personal property wherever located in the Building or on the Open Areas, inventory, trade fixtures, and any improvements, additions or Alterations made by or on behalf of Tenant within or outside of the Building or Leased Premises for the full replacement value thereof and not subject to a co‑insurance clause. The proceeds from any of such policies shall be delivered to the respective property owners and may be applied to the repair or replacement of such items so insured. Tenant shall also maintain a policy or policies of workers’ compensation insurance and any other employee benefit insurance sufficient to comply with all laws.
SECTION 8.02. Landlord’s Insurance; Waivers of Subrogation.
Other Property Insurance. Should Landlord be of the reasonable opinion that Tenant’s insurance limits in section 8.01 are less than full replacement, Landlord may purchase and keep in force, a policy or policies of casualty insurance covering loss or damage to the Leased Premises, including the Building and related Open Area improvements, providing protection against those perils generally covered by “All Risk” insurance, and including such other casualty endorsements as Landlord may elect. Landlord may, but shall not be required to (unless required by Landlord’s lender) maintain casualty insurance covering any improvements, additions, or alterations made by or on behalf of Tenant within or outside of the Building or elsewhere on the Leased Premises. Landlord shall not be required to carry casualty insurance covering Tenant’s personal property or trade fixtures. Landlord may also maintain at Landlord’s election, or if required by Landlord’s lender from time to time, earthquake and/or flood damage insurance, workers’ compensation insurance, vandalism and malicious mischief insurance, sprinkler leakage insurance and rental income insurance. If the cost of Landlord’s existing insurance is increased due to Tenant’s use of the Leased Premises, Tenant agrees to pay to Landlord the full cost of such increase as Additional Rent. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord as described in this section 8.02.
(b)    Mutual Waivers of Subrogation. Notwithstanding anything to the contrary in this Lease, each party hereby releases the other party, and its partners, officers, agents, employees, and servants, from any and all claims, demands, loss, expense, or injury to the Leased Premises or to the furnishings, fixtures, equipment, inventory, or other property in, about, or upon the Leased Premises, which is caused by or results from perils, events, or happenings which are the subject of fire or other casualty insurance in force at the time of such loss (or which would have been in force had the parties carried the insurance required hereunder) irrespective of any negligence on the part of the released party which may have contributed to or caused such loss; provided, however, that: (i) the party being released shall not be released from any liability to the extent that such damages are not covered by the insurance recovery obtained by the releasing party (or which would have been obtained had the releasing party carried the insurance required of it by this Lease), and (ii) the party being released shall be responsible for reimbursing the releasing party for any commercially reasonable deductible owed as a result of such damages. (Landlord represents to Tenant that as of the date of this Lease, Landlord’s applicable deductible is Five Thousand and No/11 Dollars ($5,000.00). Each party shall use commercially reasonable efforts to obtain, if needed, appropriate endorsements to its policies of insurance with respect to the foregoing releases; provided, however, that failure to obtain such endorsements shall not affect the releases hereinabove given.
SECTION 8.03. Indemnification and Exculpation.
(a)    Indemnification by Tenant. Except as otherwise expressly prohibited by law, Tenant shall, at its sole cost and expense, indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord, its partners, shareholders, officers, directors, attorneys, agents, beneficiaries, employees, affiliates, invitees, contractors, and related entities (collectively, “Landlord’s Related Parties”) from and against all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys’ fees, which may arise in any manner due to injury, death or property loss caused by, arising out of or in connection with (i) Tenant’s use or occupancy of the Leased Premises; (ii) the conduct of Tenant’s business; (iii) any negligent or willful act of Tenant or Tenant’s Related Parties; (iv) any occurrence in, upon or at the Leased Premises from any cause whatsoever, and/or (v) any breach by Tenant under this Lease; provided, however, Tenant shall have no obligation to defend or indemnify Landlord from claims which are caused by the willful misconduct or gross negligence of Landlord or Landlord’s Related Parties. This indemnity shall survive the expiration or earlier termination of this Lease.
(b)    Exemption of Landlord from Liability. Landlord and Landlord’s Related Parties shall not be liable for, and Tenant waives, all claims for loss or damage to Tenant’s business (including consequential damages) or damage or injury to person or property sustained by Tenant or any person claiming by, through, or under Tenant, resulting from any accident or occurrence in, on or about the Leased Premises, or any other part of the Complex, including without limitation claims for loss, theft or damage resulting from: (i) any Leased Furniture or other equipment or appurtenances being in disrepair; (ii) injury done or occasioned by wind or weather; (iii) any defect, structural or otherwise in the Building and other improvements on or in the Leased Premises; (iv) any failure to operate, for whatever reason, any Leased Furniture or other equipment or facilities in or about the Building; (v) broken glass; (vi) any act, omission, or negligence of other users or occupants of the Building, any of Landlord’s employees, or the public; or (vii) any other cause of any nature. To the maximum extent permitted by law, Tenant agrees to use and occupy the Leased Premises and the Furniture at Tenant’s own risk.
SECTION 14.02. Notices by Tenant.
To enable Landlord to notify Landlord’s insurance carriers of occurrences in a timely manner, Tenant shall give prompt written notice to Landlord in the event of fire, casualty, or accidents on or in the vicinity of the Leased Premises, or in the Building of defects therein or in any fixtures or equipment and shall promptly thereafter confirm such notice by telephonic follow-up.

ARTICLE IX

TAXES

SECTION 9.01. Taxes.
(a)    Taxes Payable by Landlord. Tenant shall pay in a timely manner, as Additional Rent: (i) any and all Real Property Taxes (defined below), (ii) personal property taxes on Leased Furniture, and other taxes of any nature levied or imposed against the Leased Premises or in Tenant’s trade fixtures and Tenant’s personal property from time to time situated on the Leased Premises.
(b)    Definition of Real Property Taxes. The term “Real Property Taxes” as used in this Lease shall include any form of real estate tax or assessment, (whether general, special, ordinary or extraordinary, or foreseen or unforeseen), possessory interest tax, license fee, commercial rental tax, business tax, improvement bond or assessment., excepting, however, income, estate or franchise taxes payable by Landlord, and any increase in or addition thereto, imposed or assessed on the Leased Property or any legal or equitable interest of Landlord or Tenant therein during the Lease Term. At the request of either party, Landlord and Tenant will cooperate in contesting, in the manner provided by law, the amount or validity of any Real Property Taxes, and the amount reimbursable to Landlord under this section 9.01 shall include the cost to Landlord of such contest. Any refund of a Real Property Tax following such contest shall be attributable to the year in which such tax was included in Real Property Taxes hereunder.
(c)    Time of Payment: Tenant shall pay taxes as provided in this section 9.01 ten (10) or more days before the same become delinquent. If any such taxes that Landlord believes should be attributable to Tenant’s personal property or trade fixtures are levied against Landlord or the Building, or if the assessed value of the Leased Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant, Landlord shall have the right to contest the attribution of such taxes and Tenant will cooperate with Landlord in such contests and pay the full cost thereof.

ARTICLE X

FIRE AND CONDEMNATION

SECTION 10.01. Fire, Explosion, or Other Casualty.
In the event the Leased Premises or the Leased Furniture should be damaged by fire, explosion or any other casualty to an extent which is less than seventy percent (70%) of the estimated cost of replacement thereof, the damage, except as provided in section 10.02, shall promptly be repaired by Tenant at Tenant’s expense, provided that Tenant shall not be obligated to expend for such repair an amount in excess of the insurance proceeds recovered or recoverable as a result of such damage. If, in the event of any such damage, Tenant is not required to repair as hereinabove provided, Tenant may elect either to repair and replace the Leased Premises, or to terminate this Lease upon giving notice of such election in writing to Landlord within ninety (90) days after the occurrence of the event causing the damage. In either event, regardless of untenantability, Rent shall not abate during decision making and subsequent repair and restoration, or until termination shall have been affected. Tenant may elect to obtain, at Tenant’s sole cost and expense, commercial business interruption insurance to provide financial protection against risks of damage to the Leased Premises and Leased Furniture.
SECTION 10.02. Condemnation.
If the whole of the Leased Premises, or so much thereof as to render the balance unusable by Tenant, shall be taken under power of eminent domain, or otherwise transferred in lieu thereof, or if any part of the Globalstar HQ is taken and its continued operation is not, in Tenant’s sole opinion, reasonably arrived at, economically viable, this Lease shall automatically terminate as of the date possession is taken by the condemning authority. No award for any total or partial taking shall be apportioned, and Tenant hereby unconditionally assigns to Landlord any award which may be made in such taking or condemnation. In the event of a partial taking which does not result in the termination of this Lease, Rent shall be reduced according to the value of the Leased Premises remaining usable by Tenant. If the parties are unable to agree on the reduction within three (3) months after the month in which the casualty occurs, either party may terminate the Lease by written notice to the other.
SECTION 10.03. Condemnation Award.
All compensation awarded or paid for any taking or acquiring under the power or threat of eminent domain, whether for the whole or a part of the Leased Premises or Globalstar HQ, shall be the property of Landlord, whether such damages shall be awarded as compensation for diminution in the value of the leasehold or to the fee of the Leased Premises or otherwise, and Tenant hereby assigns to Landlord all of the Tenant’s right, title and interest in and to any and all such compensation; provided, however, that Landlord shall not be entitled to any award specifically made to Tenant for the taking of Tenant’s trade fixtures or leasehold improvements to the extent of the cost to Tenant of said improvements (exclusive of Landlord’s contribution), less depreciation computed from the date of said improvements to the expiration of the original term of this lease.

ARTICLE XI

DEFAULT AND REMEDIES

SECTION 11.01. Tenant Default and Breach.
In the event that Tenant: (a) fails to pay all or any portion of any sum due from Tenant hereunder within five (5) business days following Landlord giving of written notice; (b) fails to cease all conduct prohibited by this Lease or by law immediately upon receipt of written notice from Landlord; (c) fails to take actions in accordance with the provisions of written notice from Landlord to remedy Tenant’s failure to perform any of the terms, covenants and conditions hereof; (d) commits an act in violation of this Lease which Landlord has previously notified Tenant to cease more than once in any rolling twelve (12) month period; (e) becomes bankrupt, insolvent or files any debtor proceeding, takes or has taken against Tenant any petition of bankruptcy; takes action or has action taken against Tenant for the appointment of a receiver for all or a portion of Tenant’s assets, files a petition for a corporate reorganization; makes an assignment for the benefit of creditors, or if any other manner Tenant’s interest hereunder shall pass to another by operation of law; (f) commits waste to the Leased Premises; or (g) is otherwise in default of Tenant’s obligations hereunder and shall not have cured the default within ten (10) business days following receipt of written notice from Landlord; then, in the event of any such event (a) through (g), Tenant shall be in breach of this Lease. In the event of a Tenant default that remains uncured at the time of Landlord taking action, Landlord may, at its option and without further notice to Tenant: (1) terminate Tenant’s right to possession of the Leased Premises and without terminating this Lease re‑enter and take possession of the Leased Premises and/or (2) declare this Lease terminated, and thereupon in either event may remove all persons and property from the Leased Premises, with or without resort to process of any court, either by force or otherwise, or (3) declare the rent for the whole then-current term of this Lease at once due and payable and thus at once demand and sue for the entire rent for the whole term. Tenant waives the service of any Notice to Vacate. Notwithstanding any such re‑entry by Landlord, Tenant hereby indemnifies and holds Landlord harmless from any and all loss or damage which Tenant may incur by reason of the termination of this Lease and/or Tenant’s right to possession hereunder. In no event shall Landlord’s termination of this Lease and/or Tenant’s right to possession of the leased Premises abrogate, or to any extent impair, Tenant’s obligation to pay Rent (and Additional Rent) then due or becoming due hereunder for the full then-current term hereof. Following re‑entry of the Leased Premises by Landlord, Tenant shall continue to pay all such rent and additional charges as same become due under the terms of this Lease, together with all other expenses incurred by Landlord in regaining possession until such time, if any, as Landlord relets same and the Leased Premises are occupied by such successor, it being understood that Landlord shall have no obligations to mitigate Landlord’s damages by re-letting the Leased Premises. Upon re-letting, sums received by Landlord from new lessee shall be applied first to payment of costs incident to re-letting; any excess shall then be applied to the payment of Rent due and unpaid. The balance, if any, shall be applied against the deficiency between all amounts received hereunder and sums to be received by Landlord on re-letting, which deficiency Tenant shall pay to Landlord in full, within five (5) business days of giving notice of same from Landlord. Tenant shall have no right to any proceeds of re-letting that remain following application of same in the manner set forth herein.
SECTION 11.02. Landlord’s Remedies Cumulative.
Landlord retains all rights and remedies available to Landlord at law or in equity. The various rights and remedies herein granted to Landlord in this Article XI and elsewhere in this Lease shall be cumulative and in addition to any others Landlord may be entitled to by law or in equity, and the exercise of one or more rights or remedies shall not impair Landlord’s right to exercise any other right or remedy. In all events, Landlord shall have the right upon notice to Tenant to cure any breach by Tenant at Tenant’s sole cost and expense, and Tenant shall reimburse Landlord for such expense upon demand, together with interest as provided in section 11.03.
SECTION 11.03. Landlord’s Right to Cure Tenant Defaults.
In the event of any breach by Tenant of any of Tenant’s material obligations under this Lease, Landlord may, but without any obligation to do so, after giving reasonable notice to Tenant of Landlord’s intention to cure, take such action on Tenant’s behalf as Landlord believes, in Landlord’s sole discretion, reasonably exercised, is necessary or desirable to cure Tenant’s default. All funds advanced by Landlord in taking such action, including Landlord’s expenses and reasonable attorney’s fees incurred thereby, shall be reimbursed, together with applicable late charges, within thirty (30) days after they have been advanced. If reimbursed later, interest shall be added at the rate of two percent (2%) per month (prorated for partial months), compounded quarterly until fully repaid; provided, however, that such rate of interest shall be reduced if necessary to not exceed the maximum applicable legal rate, if any. that is then in force. .
SECTION 11.04. Bankruptcy.
If Landlord shall not be permitted to terminate this Lease because of the provisions of Title 11 of the United States Code relating to Bankruptcy, as amended (“Bankruptcy Code”), the Tenant as a debtor-in-possession or any trustee for Tenant agrees to assume or reject this Lease, within no more than ten (10) business days after request by Landlord to the Bankruptcy Court. Tenant, on behalf of itself and any trustee, agrees not to seek or request any extension or adjournment of any application to assume or reject this Lease by Landlord with such Court. Tenant further agrees that Tenant or any trustee for Tenant, may only assume this Lease if it (a) cures or provides adequate assurance that the trustees will promptly cure any default hereunder, (b) compensates or provides adequate assurance that Tenant will promptly compensate Landlord for any actual pecuniary loss to Landlord resulting from Tenant’s defaults, and (c) provides adequate assurance of performance during the then-current term hereof of all of the terms, covenants, and provisions of this Lease to be performed by Tenant. In no event after the assumption of this Lease shall any then-existing default remain uncured for a period in excess of the earlier of ten (10) days or the time period set forth herein. Adequate assurance of performance of this Lease, as set forth hereinabove, shall include, without limitation, adequate assurance that: (1) all Rent becoming due during the balance of the assumed Term will be timely paid, and (2) the assumption of this Lease will not breach any provision of this Lease or the Bankruptcy Code.
In the event that Landlord shall exercise any right or remedy arising out of a default under this Lease by Tenant and an attorney shall be employed to pursue such right or remedy on behalf of Landlord, Tenant shall be obligated to pay to Landlord all costs and expenses so incurred, including reasonable attorneys’ fees.

ARTICLE XII

ASSIGNMENT AND SUBLETTING

SECTION 12.01. Tenant’s Assignment.
Tenant acknowledges that Tenant’s agreement to operate in the Leased Premises for the Permitted Use set forth in Section 1.01 hereof for the initial and any renewal term hereof is a primary inducement and precondition to Landlord’s agreement to lease the Leased Premises to Tenant. Accordingly, Tenant’s leasehold interest in the Leased Premises is conditioned on Tenant’s use and occupancy thereof in accordance with Tenant’s Permitted Use as provided in section 2.01 and is non‑assignable to any third party or for any other purpose without Landlord’s prior written consent, which may be withheld in Landlord’s sole and absolute discretion; provided, however, that Landlord hereby consents to Tenant assigning this Lease to any direct or indirect subsidiary of Tenant established as a sole purpose entity to hold Tenant’s interest under this Lease, and to any publicly-held entity that shall, by merger or otherwise acquire a controlling interest under Delaware law in Tenant or in Tenant’s successors. The foregoing notwithstanding, and for avoidance of doubt, no assignment whatsoever that is made without Landlord’s additional and explicit prior written release of Tenant from liability under the Lease shall be deemed to result in any such release. Any attempts by Tenant to assign Tenant’s leasehold in whole or in part, or to encumber or in any manner Tenant’s interest herein in violation of the preceding restrictions shall constitute a material breach of this Lease, and shall be void ab initio.
SECTION 12.02. Permissible Subletting.
Subletting of portions of the Building is permitted if Tenant continues at all times while such sublease(s) are in effect to occupy a material portion of the Building and continues to adhere to the requirements of Tenant’s Permitted Use clause. In the event tenant subleases under other circumstances Tenant shall obtain Landlord’s prior written consent, which Landlord may withhold in Landlord’s sole discretion. Should a permitted or consented sublease be entered into, Tenant shall, before the subtenant takes occupancy, provide to Landlord a true and complete copy of the sublease and all related documents. Copies of all extensions or modifications of permissible subleases shall also be provided to Landlord not later than the time they become effective.

Nothing herein shall be construed as consent by Landlord and any sublessee to remain in possession of any portion of the Premises after the expiration or other termination of this Lease
SECTION 12.03. Landlord’s Transfer Rights.
Landlord retains all rights to convey, transfer, and assign any or all of Landlord’s right, title, and interest in the Leased Premises (and Leased Furniture) to any grantee, transferee, or assignee, expressly subject, however, to this Lease. If the grantee, transferee, or assignee has, at the time of the transaction a net worth of not less than that of Landlord, and if such grantee, transferee, or assignee expressly agrees in writing to assume and be bound by this Lease as landlord, Tenant shall furnish customary estoppel certificates for Tenant and any subtenants, and shall attorn in writing to the grantee, transferee, or assignee as landlord. Such attornment shall release the grantor, transferor, or assignor from any and all obligations to, or claims, asserted or un-asserted, by the Tenant.

ARTICLE XIII

RIGHT OF ENTRY

SECTION 13.01. Right of Entry.
After giving not less than two (2) business days’ advance notice to Tenant, Landlord or Landlord’s agents shall have the right to enter the Leased Premises to examine the Leased Premises, and if Landlord so desires to show them to prospective grantees, assignees, or transfers. If Landlord and Tenant have not then agreed to extend the then-current Lease Term, during the twelve (12) months prior to the expiration of such Lease Term or any renewal term, Landlord may list and advertise the Leased Premises to prospective tenants or purchasers, and post at the Leased Premises the usual notices “For Lease” or “For Sale” which notices Tenant shall permit to remain thereon without molestation.

ARTICLE XIV

LANDLORD’S RIGHT TO ENCUMBER

SECTION 14.01. Subordination to Mortgage.
Landlord represents that on the Commencement Date the Leased Premises are not subject to any mortgage or similar encumbrance. This Lease shall be subordinated to the lien of any mortgage, grant of security interest or similar lien resulting from any method of financing or refinancing ownership of the Leased Premises which Landlord or any successor-in-interest to Landlord shall obtain for the Leased Premises or any part thereof and to all advances made under such instruments, and all renewals, modifications, extensions, consolidations and replacements thereof. The aforesaid provisions shall be self-operative and no further instrument of subordination shall be required to evidence such subordination. Tenant nevertheless covenants and agrees to execute and deliver, upon demand, such further instrument or instruments subordinating this Lease on the foregoing basis to the lien of any such financing instruments as shall be desired by Landlord and any lenders or proposed lenders. If the purchaser of the Leased Premises at any foreclosure sale or proceeding so requests, Tenant shall, provided that the lender has cured any outstanding defaults by Landlord under this Lease and the purchaser has assumed and agreed to be bound by this lease, attorn to and recognize the purchaser in such foreclosure proceeding as Tenant’s landlord hereunder. Tenant hereby irrevocably appoints Landlord the attorney-in-fact of Tenant to execute and deliver such instrument or instruments within ten (10) days after Landlord gives written notice to Tenant of Landlord’s intention to do so.
SECTION 14.02. Estoppel Certificate.
In the event that upon any proposed sale, transfer, assignment, or hypothecation of the Leased Premises by Landlord subject to this Lease, Tenant agrees to deliver, within ten (10) days after request therefor by Landlord, an estoppel certificate to any proposed mortgagee or purchaser, or to Landlord, certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, the same is in full force and effect as modified, and stating the modifications), that there are no defenses or offsets thereto (or stating those claimed by Tenant) and the dates to which Rent and other charges have been paid.

ARTICLE XV

SURRENDER OF LEASED PREMISES

SECTION 15.01. Condition to Surrender.
At the expiration or earlier termination of this Lease, Tenant shall surrender the Leased Premises to Landlord broom clean and in the same condition as when tendered by Landlord or may thereafter have been placed by Tenant in compliance with this Lease, reasonable wear and tear and damage from insured casualty excepted. Tenant shall promptly repair any damage to the Leased Premises caused by the removal of any furniture, trade fixtures or other personal property placed in the Leased Premises. Tenant shall have no obligation to remove any improvements to the Leased Premises upon expiration that are in compliance with this Lease or were previously approved by Landlord.
SECTION 15.02. Holding Over.
Should Tenant, with Landlord’s written consent, hold over at the end of the term, Tenant shall become a Tenant at will and any such holding over shall not constitute an extension or renewal of this Lease. During such holding over, Tenant shall continue to comply with all terms and conditions of this Lease and pay Basic Rent (and Additional Rent) at one hundred percent (110%) of the monthly rate provided for herein. If Tenant holds over at the end of the term without Landlord’s written consent, Tenant shall, in addition to complying with all other terms and conditions of this Lease, pay Landlord Basic Rent at double the Basic Rent rate otherwise then applicable while Tenant remains in possession of the Leased Premises. Except as expressly agreed by the parties in writing, no holdover under this section 16.02 shall be construed as a grant of permission to Tenant to continue in possession.

ARTICLE XVI

MISCELLANEOUS

SECTION 16.01. Waiver.
The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing by Landlord.
SECTION 16.02. Accord and Satisfaction.
No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.
SECTION 16.03. Entire Agreement.
This Lease and the Exhibits and Rider, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

SECTION 16.04. No Partnership.
Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint adventurer or a member of a joint enterprise with Tenant.
SECTION 16.05. Reserved.
SECTION 16.06. Notices.
Any notice, demand, request or other instrument which may be or are required to be given under this Lease shall be delivered personally or sent by either United States certified mail postage prepaid or expedited international courier service and shall be addressed (a) if to Landlord at the address provided in Section 1.01 for Landlord or at such other address as Landlord may designate by written notice and (b) if to Tenant at the address provided in Section 1.01 for Tenant or at such other address as Tenant shall designate by written notice. Notices shall be effective upon delivery unless delivery is refused or cannot be made in which event notice shall be effective on mailing.
SECTION 16.07. Captions and Section Numbers.
The captions, section numbers, article numbers, and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such section or articles of this Lease nor in any way affect this Lease.
SECTION 16.08. Tenant Defined, Use of Pronoun.
The word “Tenant” shall be deemed and taken to mean each and every person or party mentioned as a Tenant herein, be the same one or more; and if there shall be more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.
SECTION 16.09. Broker’s Commission.
Landlord and Tenant each warrant and represent that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation.
SECTION 16.10. Partial Invalidity.
If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.
SECTION 16.11. Execution of Lease.
The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises, and this Lease becomes effective as a Lease only upon execution and delivery thereof by Landlord and Tenant. If Tenant is a corporation, Tenant shall furnish Landlord with such evidence as Landlord reasonably requires to evidence the binding effect on Tenant of the execution and delivery of this Lease.
SECTION 16.12. Recording.
Tenant agrees not to record this Lease. However, Tenant and Landlord, upon request of either, agree to execute and deliver a memorandum or so-called “short form” of this Lease in recordable form for the purpose of recordation at Tenant’s expense. Said memorandum or short form of this Lease shall describe the parties, the Leased Premises and the Lease Term and shall incorporate this Lease by reference.
SECTION 16.13. Applicable Law.
The Laws of the State in which the Leased Premises are located shall govern the validity, performance and enforcement of this Lease.
SECTION 16.14. Quiet Enjoyment.
Landlord covenants that Tenant, upon paying all sums due from Tenant to Landlord, as required in this Lease, and performing and observing all of Tenant’s obligation under this Lease, shall peacefully and quietly have, hold, and enjoy the Leased Premises and the appurtenances throughout the Lease Term without interference by the Landlord, subject, nevertheless, to other terms and provisions of this Lease.
SECTION 16.15. Time of Essence.
Time is of the essence of this Agreement.
SECTION 16.16. Successors and Assigns.
Except as otherwise provided herein, this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, executors, successors and assigns.

SECTION 16.17. Survival of Obligations.
The provisions of this Lease with respect to any obligation of Tenant to pay any sum owing in order to perform any act after the expiration or other termination of this Lease shall survive the expiration or other termination of this Lease.
SECTION 16.18. Counterclaim and Jury Trial.
In the event that the Landlord commences any summary proceedings or action for non-payment of rent or other charges provided for in this Lease, Tenant and Landlord both waive a trial by jury of any or all issues arising in any action or proceeding between the parties hereto or their successors, under or connected with this Lease, or any of its provisions.
SECTION 16.19. Representations.
Tenant acknowledges that neither Landlord nor Landlord’s agents, employees or contractors have made any representations or promises with respect to the Leased Premises, the Globalstar HQ or this Lease except as expressly set forth herein.

ARTICLE XVII

TENANT’S RIGHTS TO ACQUIRE THE LEASED PREMISES

SECTION 17.01. Option to Purchase.
(a)    Landlord hereby grants Tenant an option to purchase the entire Leased Premises (the “Option”) at any time through January 31, 2020, said Option to be upon the terms and conditions below.
(i)    Purchase Price. The purchase price for the Leased Property shall be Nineteen Million Nine Hundred Eighty-Six and 00/100 Dollars ($19,986,000).
(ii)    Closing. The closing of the purchase of the Leased Property by Tenant (the “Closing”) shall occur at a time and place to be fixed by Landlord, but shall occur not later than 30 days after Tenant exercises its Option in the manner set forth hereafter.
(iii)    Deed. If Tenant exercises its Option, Landlord shall convey the real property to Tenant by a recordable deed of general warranty, title thereto to be subject to real estate taxes and installments of assessments, if any, not delinquent on the date of Closing, easements, restrictions and agreements of record, current leases of all or a portion of the Property and rights of the public in adjacent rights‑of‑way. Personal property included as part of the Leased Premises shall be transferred by good and sufficient Bill of Sale, also subject to personal property taxes not delinquent. Tenant shall pay all conveyance fees and all other costs of any nature associated with the Closing, including landlord’s reasonable transaction costs of any nature whatsoever.
(iv)    Prorations and Security Deposits. Real estate taxes and all other costs and expenses of any nature that Tenant is responsible for under the Lease shall be paid or assumed by Tenant.
(v)    Condition of property. The Leased Property shall be sole and conveyed free and clear of any financing-based liens created by Landlord, and in all other respects on a strictly “as is” basis without warranty of any kind, other than customary warranties in the genera warranty deed referred to above.
(vi)    Broker’s Commission. Should Landlord or Tenant become liable as a result of this transaction for any real estate broker’s or other service provider’s fees the party incurring such fees shall pay the fee in full at Closing, and shall defend and save harmless the other against the claim of any service provider allegedly or actually engaged by the indemnifying party.
(vii)    Exercise. Tenant must exercise its Option by delivering, not later than January 31, 2021, written notice of exercise to Landlord. Failure to do so will result in all of Tenant’s rights under this section 17.01 becoming null and void.
(viii)    Supplemental Terms and Conditions. Regardless of whether such additional terms and conditions are accepted as customary for a transaction of this nature, either party may propose, but neither party shall be obligated to enter into, additional terms and conditions for a transaction pursuant to this section 17.01.
SECTION 17.02. Right of First Refusal.
If, at any time during the initial Term of this Lease, Landlord receives from a third party a bona fide offer to purchase the Leased Premises or any part thereof and is prepared to enter into a bona fide agreement to sell according to the offer (an Agreement to Sell,, Landlord shall provide an un-redacted, complete copy of the Agreement to Sell to Tenant. Within 10 business (10) days thereafter, Tenant may submit an offer to purchase the Leased Premises (or applicable portion thereof) on the same terms and conditions as the pending Agreement to Sell. If Tenant’s offer is timely, and is identical in all material respects to the Agreement to Sell, Landlord shall, within three (3) business days after receiving Tenant’s offer, either decline or rescind both offers , or accept Tenant’s offer and decline the offer previously received. If the Tenant’s offer is accepted, Closing of the sale shall occur not sooner than 30 nor later than 90 days after Landlord has accepted Tenant’s offer, and the transaction shall close accordingly.
SECTI0N 17.03 Condition for Exercise and Closing

Notwithstanding anything to the contrary in sections 17.01, 17.02, and elsewhere in this Lease, neither the foregoing Option to Purchase nor Right of First Refusal shall be of any force and effect whatsoever if, at the time of exercise or the time of closing of either of the said transactions, Tenant shall be in default of any of Tenant’s obligations under this Lease.

Signatures on following page.

IN WITNESS WHEREOF, the parties hereto have executed this Lease this day and year first above written.

WITNESSES: (Landlord)            LANDLORD: THERMO COVINGTON, LLC

_/s/__F. Lee Robinson____________    By: _/s/ William Schwab_____________________
Printed Name: William Schwab
_/s/__Rachel Friedkin____________        Its: Manager

Date:     ___2/1/2019_________________________

TENANT: GLOBALSTAR, INC.

___/s/ James A. Seese_____________    By: _/s/ David B. Kagan ___________________

Printed Name: _David B. Kagan _____________
___/s/ John Nugent_______________    Its: _CEO________________________________

Date:     __Jan 31, 2019______________________

LANDLORD ACKNOWLEDGEMENT

STATE OF LOUISIANA
PARISH OF ST. TAMMANY

On this _1st__ day of _February____, 2019, before me, a Notary Public, in and for the aforesaid Parish and State, appeared to me William Schwab, Manager of Thermo Covington LLC, personally known, who, being by me duly sworn, did say that he executed the foregoing instrument in the above stated capacity and that he acknowledged the instrument to be his free act and deed.

_/s/ Christine J. Harkness ______________
Notary Public

My Commission Expires: __9/20/19______

TENANT ACKNOWLEDGEMENT

STATE OF LOUISIANA
PARISH OF ST. TAMMANY

On this __31st_ day of __January________, 2019, before me, a Notary Public, in and for the aforesaid Parish and State, appeared David Kagan, Chief Executive Officer of Globalstar, Inc., to me personally known, who, being by me duly sworn, did say that he executed the foregoing instrument in the above stated capacity and that he acknowledged the instrument to be his free act and deed.

___/s/ Michael A. Tassin Jr.______________
Notary Public     Michael A. Tassin, Jr.

My Commission Expires: __At Death______

Exhibit A
Leased Premises and Building footprints

LOT 10A
4.590 ACRES
199,962 SQ. FT.
66,500 SQ FT
3 STORY OFFICE
BUILDING
FFE=19.00
HOLIDAY SQUARE BOULEVARD
DETENTION POND EXPANSION
EXISTING POND

AREA ANALYSIS	
BUILDING	66,500 G.S.F.
LOT 10A	+/- 4.59 AC.

SITE ANALYSIS	
OFFICE	66,500 S.F.
PARKING REQUIRED*	172 SPACES
PARKING PROVIDED**	246 SPACES
RATIO	3.70 / 1000 S.F.

SITE PLAN NOTES:

SITE LAYOUT NOTES:

LEGEND - NEW IMPROVEMENTS

LEGEND - STRIPING

LEGEND - EXISTING

SITE PLAN

SCALE IN FEET

REVISION	BY
1 9/27/17 STP COMMENTS	DDS
2 11/8/17	DDS

DDG
DUPLANTIS DESIGN GROUP, PC
16564 E. Brewster Road, Suite 101
Covington, LA 70433
Phone: 985.249.6180 // FAX: 985.249.6190
THIBODAUX | COVINGTON
HOUSTON | BATON ROUGE | HOUMA
WWW.DDGPC.COM

STAMP
SIGNATURE
11/8/17
DATE

THERMO OFFICE BUILDING
COVINGTON, LOUISIANA
ST. TAMMANY PARISH

FOR GREENLEAF LAWSON ARCHITECTS
MANDEVILLE, LOUISIANA

DRAWN
DDS
CHECKED
THB
ISSUED DATE
9-27-17
ISSUED FOR
CONSTRUCTION 4ST
PROJECT NO.
17-154
FILE
17-154 SITE
SHEET
C-1

Exhibit B
List of Leased Furniture
See attached

Exhibit C
Acceptance of Leased Premises

Landlord and Tenant acknowledge that on January 30, 2019, Owner and Landlord, i.e. Thermo Covington LLC, received a Certificate of Occupancy for the Building from the Louisiana Fire Marshal. Landlord and Tenant further acknowledge that as of the Commencement Date there remain pending: (1) delivery of certain of the items of Leased Furniture [the Leased Furniture being listed in its entirety Exhibit B], and (2) completion of certain “punch list” items the under the Agreement between Owner and Contractor [DonahueFavret Contractors Inc.] for construction of the Building. The forgoing two matters are collectively referred to below as the “Unfinished Work “

After thorough inspection of the Building in its current state, Tenant agrees to accept and occupy, without qualification or exception, the Leased Premises “as is, where is, and with all faults.” In consideration of Landlord permitting Tenant to occupy the Leased Premises under such circumstances, Tenant: (1) assumes all risks of any nature whatsoever arising out of the Building’s current condition; (2) agrees to indemnify and hold harmless Landlord from any liabilities, losses, and controversies arising out of Tenant’s immediate possession and usage of the presently delivered portion of the Leased Furniture; and (3) assumes sole responsibility for achieving final completion of the Unfinished Work, acting in both instances as Landlord’s agent. Landlord agrees to observe and timely perform all of Owner’s duties to Contractor under the Agreement between Owner and Contractor, including without limitation keeping in effect until March 1, 2019 the existing policy of builder’s risk insurance under the said Agreement and timely payment of remaining amounts becoming due to the Contractor thereunder.

Initialed:

W.S, Manager, Thermo Covington LLC

D.K., C.E.O., Global star, Inc.